FORM 55-102F6
Notice - Collection and Use of Personal Information: The personal information required under this form is collected on behalf of and used by the securities regulatory authorities set out below for purposes of the administration and enforcement of certain provisions of the securities legislation in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and Newfoundland. Some of the required information will be made public pursuant to the securities legislation in each of the jurisdictions indicated above. Other required information will remain confidential and will not be disclosed to any person or company except to any of the securities regulatory authorities or their authorized representatives If you have any questions about the collection and use of this information, you may contact the securities regulatory authority in any jurisdiction(s) in which the required information is filed, at the address(es) or telephone number(s) set out on the back of this report.

INSIDER REPORT

(See instructions on the back of this report)

BOX 1.		NAME OF THE REPORTING ISSUER (BLOCK LETTERS)						BOX 3. NAME, ADDRESS AND TELEPHONE NUMBER OF THE INSIDER (BLOCK LETTERS)					BOX 4. JURISDICTION(S) WHERE THE ISSUER IS A REPORTING ISSUER OR THE EQUIVALENT

MANHATTAN MINERALS CORP.								FAMILY NAME OR CORPORATE NAME
GLASER
								GIVEN NAMES					ALBERTA
								LAWRENCE						ONTARIO
								NO.	STREET			APT	BRITISH COLUMBIA
BOX 2.		INSIDER DATA						39 DRIFT INN RD						QUEBEC
								CITY					MANITOBA
RELATIONSHIP(S) TO REPORTING ISSUERS				DATE OF LAST REPORT FILED	DD	MM	YY	TENANTS HARBOR						SASKATCHEWAN
				OR	21	05	04	PROV			POSTAL CODE		NEWFOUNDLAND
4	5							MAINE, USA			048 60
					DD	MM	YY	BUSINESS TELEPHONE NUMBER		CHANGE IN NAME, NUMBER OR TELEPHONE NUMBER FROM LAST REPORT	Yes	No	NOVA SCOTIA
CHANGE IN RELATIONSHIP FROM LAST REPORT		YES	NO	IF INITIAL REPORT DATE YOU BECAME AN INSIDER				604-669-3397 EXT 4808
BUSINESS FAX NUMBER
604-669-3357

BOX 5. INSIDER HOLDINGS AND CHANGES (IF INITIAL REPORT, COMPLETE SECTIONS A D E AND F ONLY. SEE ALSO INSTRUCTIONS TO BOX 5)
		C
A	B	TRANSACTIONS								D	E	F

	BALANCE OF CLASS OF SECURITIES ON LAST REPORT									PRESENT BALANCE OF CLASS OF SECURITIES HELD	DIRECT /INDIRECT OWNDERSHIP / CONTROL OR DIRECTION	IDENTIFY THE REGISTERED HOLDER WHERE OWNERSHIP IS INDIRECT OR WHERE CONTROL OR DIRECTION IS EXERCISED
DESIGNATION OF CLASS OF SECURITIES			DATE			NUMBER/VALUE ACQUIRED	NUMBER/VALUE DISPOSED OF	UNIT PRICE /EXERCISE PRICE	$ US
					NATURE

		DD	MM	YY

COMMON SHARES	926,055	03	06	04	16	666,666		$0.15		1,592,721	1
OPTIONS	577,760									577,760	1
WARRANTS	37,085									37,085

BOX 6. REMARKS

ATTACHMENT	YES	NO

This form is used as a uniform report for the insider reporting requirements under all provincial securities Acts. The terminology used is generic to accommodate the various Acts.			The undersigned certifies that the information given in this report is true and complete in every respect. It is an offence to submit information that, in a material respect and at the time and in the light of the circumstances in which it is submitted, is misleading or untrue.

CORRESPONDENCE	ENGLISH	FRENCH
BOX 7. SIGNATURE
KEEP A COPY FOR YOUR FILE
			NAME (BLOCK LETTERS)	SIGNATURE	DD	MM	YY
			LAWRENCE M. GLASER	DATE OF THIS REPORT	07	06	04
BCSC 55-102F6 Rev. 2002 / 2 / 8 VERSION FRANCAISE DISPONIBLE SUR DEMANDE

INSTRUCTIONS
Insider Reports in English and French are available from Manitoba, Ontario, and Quebec. If you are a corporate insider in the province of Quebec, you will receive correspondence in French. Individuals in the province of Quebec will receive, upon request, correspondence in English.					List of Codes
			BOX 5 C Nature of transaction
			General
			Aquisition or disposition in the public market			10
Where an insider of a reporting issuer does not own or have control or direction over securities of the reporting issuer, or where an insider's ownership or direction or control over securities of the reporting issuer remains unchanged from the last report filed, a report is not required. Insider reports are not required to be filed in New Brunswick, the Northwest Territories, Nunavut, Prince Edward Island or the Yukon.			Acquisition or disposition carried out privately			11
			Acquisition or disposition under a prospectus			15
			Acquisition or disposition under a prospectus exemption			16
			Acquisition or disposition pusuant to a take-over bid, merger or acquisition			22
			Acquisition or disposition under a purchase/ownership plan			30
			Stock dividend			35
If you have any questions about the form you should be using to file your report, see National Instrument 55-102 System for Electronic Disclosure by Insiders (SEDI).			Conversion or exchange			36
			Stock split or consolidation			37
			Redemption/retraction/cancellation/repurchase			38
BOX 1 Name of reporting issuer			Short sale			40
Provide the full legal name of the reporting issuer. Use a separate report for each reporting issuer.			Compensation for property			45
			Compensation for services			46
			Acquisition or disposition by gift			47
BOX 2 Insider data			Acquisition by inheritance or disposition by bequest			48
Indicate all of your relationship(s) to the reporting issuer using the following codes:			Issuer Derivatives
Reporting issuer that has acquired securities issued by itself		1	Grant of options			50
Subsidiary of the reporting issuer		2	Exercise of options			51
			Expiration of options			52
Security holder who beneficially owns or who exercises control or direction over morethan 10% of the securities of the reporting issuer (Quebec Securities Act - 10% of a class of shares) to which are attached voting rights or an unlimited right to a share of the profits and to its assets in case of winding up
			Grant of warrants			53
			Exercise of warrants			54
		3	Expiration of warrants			55
			Grant of rights			56
Director of a reporting issuer		4	Exercise of rights			57
Senior officer of a reporting issuer		5	Expiration of rights			58
Director or senior officer of a security holder referred to in 3		6	Third Party Derivatives
			Acquisition or disposition (writing) of third party derivative			70
Director or senior officer of an insider or subsidiary of the reporting issuer, other than in 4, 5 and 6
		7	Exercise of third party derivative			71
			Other settlement of third party derivative			72
Deemed insider - 6 months before becoming an insider		8	Expiration of third party derivative			73
If you have filed a report before, indicate whether your relationship to the reporting issuer has changed.			Miscellaneous
			Change in nature of ownership			90
			Other			97
Specify the date of the last report you filed, and if it is an initial report, the date on which you became an insider.
			D Indicate the number of securities, or for debt securities, the aggregate nominal value, of the class held, directly and indirectly, after the transaction that is being reported.
BOX 3 Name, address and telephone number of the insider			E Indicate the nature of ownership, control or direction of the class of securities held using
Provide your name, address and business telephone number.			the following codes:
			Direct ownership			1
BOX 4 Jurisdiction
Indicate each jurisdiction where the issuer is a reporting issuer or the equivalent.			Indirect ownership (identify the registered holder)			2
			Control or direction (identify the registered holder)			3
BOX 5 Insider holdings and changes			F For securities that are indirectly held, or over which control or direction is exercised, identify the registered holder.
Show direct and indirect holdings separately, both in the initial report and where a transaction is reported. Indicate only one transaction per line.
			BOX 6 Remarks
For an initial report complete only:			Add any explanation necessary to make the report clearly understandable.
A designation of class of securities held			If space provided for any item is insufficient, additional sheets may be used.
D present balance of class of securities held			Additional sheets must refer to the appropriate Box and must be properly identified and signed.
E nature of ownership (see List of Codes)
F identification of the registered holder where ownership is not direct			Office staff are not permitted to alter a report.

If you acquired or disposed of securities while an insider, complete sections A to F		:	BOX 7 Signature and filing
A Indicate a designation of the securities traded that is sufficient to identify the class, including yield,			Sign and date the report.
series, maturity.
B Indicate the number of securities, or for debt securities, the aggregate nominal value, of the class			File one copy of each of the report in each jurisdiction in which the issuer is reporting within the time limits prescribed by the applicable laws of that jurisdiction.
			Manually sign the report.
C Indicate for each transaction:
the date of the transaction (not the settlement date)			Legibly print or type the name of each individual signing the report.
the nature of the transaction (see List of Codes)			If the report is filed on behalf of a company, partnership, trust or other entity, legibly print or type the name of that entity after the signature.
the number of securities acquired or disposed of, or for debt securities, the aggregate nominal value
			If the report is signed on behalf of an individual by an agent, there shall be filed with each jurisdiction in which the report is filed a duly completed power of attorney.
the unit price paid or received on the day of the transaction, excluding the commission if the report is in American dollars, check the space under "$ US"
			If the report is filled by facsimile in accordance with National instrument 55-102 System for Electronic Disclosure by Insiders (SEDI), the report should be sent to the applicable securities regulatory authority at the fax number set out below.

Alberta Securities Commission	Securities Commission of Newfoundland			Commission des valeurs mobilieres du Quebec **
4th Floor, 300 - 4th Avenue S.W.	P.O. Box 8700, 2nd Floor West Block			Stock Exchange Tower
Calgary, AB, T2P 3C4	Confederation Building			P.O. Box 246, 22nd Floor
Attention: Information Officer *	St. John's, NFLD, A1B 4J6			800 Victoria Square
Telephone: (403) 297-6454	Attention:	Director of Securities *		Montreal, PQ, H4Z 1G3
Facsimile: (403) 297-6156	Telephone: (709) 729-4189			Attention:	Responsible de l'accｮs  l'information
	Facsimile:	(709) 729-6187		Telephone: (514) 940-2150 or
British Columbia Securities Commission					(800) 361-5072 (in Qu bec)
PO Box 10142, Pacific Centre	Nova Scotia Securities Commission			Facsimile:	(514) 873-3120
701 West Georgia Street	2nd Floor, Joseph Howe Building
Vancouver, BC, V7Y 1L2	1690 Hollis Street, P.O. Box 458			Saskatchewan Securities Commission
Attention: Supervisor, Insider Reporting *	Halifax, NS, B3J 3J9			800 - 1920 Broad Street
Telephone: (604) 899-6500 or	Attention:	FOI Officer *		Regina, SK, S4P 3V7
(800) 373-6393 (in BC)	Telephone: (902) 424-7768			Attention:	Director *
Facsimile: (604) 899-6550	Facsimile:	(902) 424-4625		Telephone: (306) 787-5645
				Facsimile:	(306) 787-5899
The Manitoba Securities Commission	Ontario Securities Commission
1130 - 405 Broadway	Suite 1903, Box 55, 20 Queen Street West			*	For questions about the collection and use of
Winnipeg, MB, R3C 3L6	Toronto, ON, M5H 3S8				personal information
Attention: Continuous Disclosure *	Attention:	FOI Coordinator *
Telephone: (204) 945-2548	Telephone: (416) 593-8314			**	in Quebec questions about the collection and use of
Facsmile (204) 945-4508	Facsimile:	(416) 593-3666			personal information may also be addressed to the
					Commission d'accｮs  l'information du Quebec
					(1-888-528-7741)

BCSC 55-102F6 (Reverse) Rev. 2002 / 2 / 8